EXHIBIT 99.1

JOINT FILING AGREEMENT

AND

POWER OF ATTORNEY

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13-D (including amendments thereto) with respect to the Common Stock of FX Energy, Inc. and that this Agreement be included as an Exhibit to such statement.

Each of the undersigned does hereby constitute and appoint Barton J. Cohen as such undersigned’s true and lawful attorney-in-fact to execute for and on behalf of such undersigned any Schedule 13D (and any amendments thereto) which such undersigned is required to file with the United States Securities and Exchange Commission as a result of such undersigned’s ownership of or transactions in securities of FX Energy, Inc. Each of the undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of such undersigned, is not assuming any of such undersigned’s responsibilities to comply with Section 13(d) of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect as to any of the undersigned until such undersigned is no longer required to file reports under Section 13(d) of the Securities Exchange Act of 1934, as amended, with respect to such undersigned’s holdings of and transactions in securities issued by FX Energy, Inc, unless earlier revoked by such undersigned in a signed writing delivered to the foregoing attorney-in-fact.

This Joint Filing Agreement and Power of Attorney may be executed at different times and in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement effective as of the last date set forth below.

SIGNATURE

Date: March 29, 2006	Cascoh, Inc.

By ___/s/ Barton J. Cohen______________
President

Date: March 29, 2006	Sands Partnership No. 1

By ___/s/ Barton J. Cohen______________
Barton J. Cohen
General Partner

By ___/s/ A Baron Cass III_____________
A. Baron Cass III
General Partner

Date: March 29, 2006	Sands Partnership No. 1 Money Purchase
Pension Plan & Trust

By ___/s/ Barton J. Cohen______________
Barton J. Cohen
Co-Trustee

By ___/s/ A Baron Cass III_____________
A. Baron Cass III
Co-Trustee

Date: March 29, 2006	Prime Petroleum, Inc. Profit Sharing Trust

By ___/s/ A Baron Cass III_____________
A. Baron Cass III
Trustee

Date: March 29, 2006	A. Baron & Darlene Cass Charitable
Foundation

By ___/s/ A Baron Cass III_____________
A. Baron Cass III
Authorized Officer

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Date: March 29, 2006	By ___/s/ Barton J. Cohen______________
Barton J. Cohen

Date: March 29, 2006	By ___/s/ A Baron Cass III_____________
A. Baron Cass III

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